Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-109315) of SLM Corporation of our report dated June 24, 2010 relating to the financial statements of Sallie Mae 401(k) Savings Plan, which appears in this Form 11-K.
Vienna, Virginia
June 24, 2010

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